Exhibit 5.1








                           June 30, 1999

US Airways Group, Inc.
2345 Crystal Drive
Arlington, Virginia  22227

                  Re:    US Airways Group, Inc.
                         Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to US Airways
Group, Inc., a Delaware corporation (the "Company"), in connection with (i) the registration of shares of the Company's common stock, par value $1.00 per share ("Common
Stock"), issuable pursuant to the US Airways Group, Inc.
Nonemployee Directors Stock Purchase Plan (the "Director
Plan") and (ii) the registration of shares of Common Stock, issuable pursuant to the 1998 Pilot Stock Option Plan of US
Airways Group, Inc. (the "Pilot Plan"). The Director Plan provides for the grant of shares of up to 100,000 shares of Common Stock to non-employee directors in lieu of cash payments in respect of a specified percentage of future compensation. The Pilot Plan provides for the grant of stock options ("Options") to certain employees of US
Airways, Inc. with respect to an aggregate of 11,500,000 shares of Common Stock.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation, as amended, of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; (v) the Director Plan; (vi) the Pilot Plan (vii) certain resolutions of the Board of Directors of the Company relating to the Director Plan and related matters; (viii) certain resolutions of the Board of Directors of the Company relating to the Pilot Plan and related matters; (xi) the proxy statement on Schedule 14A as filed with the Commission on April 1, 1999 and mailed to the stockholders of the Company in connection with the 1999 Annual Meeting of Stockholders relating to, among other things, the adoption of the Director Plan; and (x) the Inspector of Election Report relating to the adoption of the Director Plan by the Company's stockholders at the Annual Meeting of Stockholders held on May 19, 1999. We have also examined originals or copies, certified or otherwise



US Airways Group Inc.
June 30, 1999
Page 2



identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have assumed that the certificates representing the Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us. We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Director Plan and the Pilot Plan will be consistent with the Director Plan and the Pilot Plan, respectively, and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Common Stock delivered pursuant to the Director Plan and the Pilot Plan will be in an amount at least equal to the par value of such Common Stock.

          Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that, with respect to the Director Plan, the shares of Common Stock have been duly authorized for issuance by the Company and, when such shares of Common Stock are issued pursuant to the actions of the non-employee directors and under the terms and conditions of the Director Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          Based upon and subject to the foregoing, we are of the opinion that, with respect to the Pilot Plan, the shares of Common Stock have been duly authorized for


US Airways Group, Inc.
June 30, 1999
Page 3



issuance by the Company and, when such shares are issued upon exercise of Options granted under the terms and conditions of the Pilot Plan, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration
Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                /s/ Skadden, Arps, Slate,
                                    Meagher & Flom LLP